Exhibit 10.1

MIRANT CORPORATION

2006 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

MIRANT CORPORATION

2006 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1 PURPOSE		2
1.1	Purpose	2
1.2	Eligibility	2
ARTICLE 2 DEFINITIONS		2
2.1	Definitions	2
ARTICLE 3 ADMINISTRATION		4
3.1	Administration	4
3.2	Reliance	4
ARTICLE 4 SOURCE OF SHARES		5
4.1	Source of Shares for the Plan	5
ARTICLE 5 CASH COMPENSATION		5
5.1	Base Quarterly Retainer	5
5.2	Supplemental Quarterly Retainer	5
5.3	Meeting Fees	6
5.4	Travel Expense Reimbursement	6
5.5	Education Expense Reimbursement	6
ARTICLE 6 EQUITY COMPENSATION		7
6.1	Restricted Stock Units	7
6.2	Stock Options	8
6.3	Special Grants in first Plan Year	9
ARTICLE 7 DEFERRAL OF COMPENSATION		9
7.1	Election to Defer under the Mirant Deferred Compensation Plan	10
ARTICLE 8 AMENDMENT, MODIFICATION AND TERMINATION		11
8.1	Amendment, Modification and Termination	11
ARTICLE 9 GENERAL PROVISIONS		11
9.1	Adjustments	11
9.2	Duration of the Plan	11
9.3	Expenses of the Plan	11
9.4	Status of the Plan	12
9.5	Effective Date	12

MIRANT CORPORATION

2006 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1.                              PURPOSE. The purpose of the Mirant Corporation 2006 Non-Employee Directors Compensation Plan is to retain, compensate, and attract highly-qualified individuals who are not employees of Mirant Corporation or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders.

1.2.                              ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1.                              DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Quarterly Retainer” means the Base Quarterly Retainer and the Supplemental Quarterly Retainers.

“Base Quarterly Retainer” means the quarterly retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Quarterly Retainer); as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Calendar Year” means the twelve month period ending on December 31 of each year.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Mirant Corporation, a Delaware corporation.

“Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

“Effective Date” means January 3, 2006.

“Election Form” means a form (electronic or otherwise), in the form prescribed by the Corporate Secretary from time to time, pursuant to which a Non-Employee Director elects to defer some or all of his or her Quarterly Retainer and meeting fees pursuant to the Mirant Deferred Compensation Plan.

“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Fair Market Value” means the closing price of the Common Stock reported on the principal exchange on which the Common Stock is then listed or admitted for trading, on the applicable date (or, if the Common Stock was not traded on such date, then on the last preceeding date on which the Common Stock was traded).

“Lead Independent Director” means the Non-Employee Director who has been designated by the Board as the Lead Independent Director for the Plan Year in question. The Board may change the designation of Lead Independent Director from time to time.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

“Omnibus Incentive Plan” means the Mirant Corporation 2005 Omnibus Incentive Plan, or any subsequent omnibus compensation plan approved by the Company’s stockholders Board and designated as the Omnibus Incentive Plan for purposes of this Plan.

“Plan” means this Mirant Corporation 2006 Non-Employee Directors Compensation Plan, as amended from time to time.

“Plan Year” means the twelve-month period ending on June 30 of each year; provided that the first Plan Year shall be a short year beginning January 3, 2006, and ending June 30, 2006.

“Restricted Stock” means shares of Common Stock of the Company that are subject to forfeiture and transfer restrictions. Awards of Restricted Stock granted under this Plan to Eligible Participants are subject to forfeiture and transfer restrictions set forth in Section 6.3.

“Restricted Stock Units” represent the right to receive shares of Common Stock, on a one-for one basis, upon termination of service from the Board; provided that applicable vesting provisions are satisfied. Restricted Stock Units granted under this Plan to Eligible Participants will be subject to forfeiture and transfer restrictions set forth in Article 6.

“Stock Options” represent the right to purchase shares of Common Stock in the future at a pre-determined exercise price. Stock Options granted under this Plan to Eligible Participants will be subject to the terms and conditions set forth in Article 6.

“Supplemental Quarterly Retainer” means the quarterly retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Independent Director or as a chair of a committee of the Board, as such amount may be changed from time to time.

ARTICLE 3

ADMINISTRATION

3.1.                              ADMINISTRATION. The Plan is intended to reflect the program for compensation of the Company’s Non-Employee Directors as determined from time to time by the Board. The Plan shall be administered by the Compensation Committee of the Board (“Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s interpretation of the Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Compensation Committee hereby appoints the Corporate Secretary to carry out the ministerial functions of the Plan, but the Corporate Secretary shall have no other authority or powers of the Compensation Committee.

3.2.                              RELIANCE. In administering the Plan, the Compensation Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board, or the Compensation Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4

SOURCE OF SHARES

4.1.                              SOURCE OF SHARES FOR THE PLAN. The Stock Options, Restricted Stock, Restricted Stock Units and shares of Common Stock that may be issued pursuant to the Plan shall be issued under the Omnibus Incentive Plan, subject to all of the terms and conditions of the Omnibus Incentive Plan. The terms contained in the Omnibus Incentive Plan are incorporated into and made a part of this Plan with respect to Stock Options, Restricted Stock or Restricted Stock Units granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Omnibus Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Omnibus Incentive Plan and the provisions of this Plan, the provisions of the Omnibus Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5

CASH COMPENSATION

5.1.                              BASE QUARTERLY RETAINER. Each Eligible Participant shall be paid a Base Quarterly Retainer for service as a director during each Plan Year. The amount of the Base Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Quarterly Retainer shall be $15,000 for each Non-Employee Director. A pro-rata Base Quarterly Retainer will be paid to any Eligible Participant who joins the Board on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months between the date such Non-Employee Director joined the Board and the first day of the following quarter (with credit for a full month being given where the Non-Employee Director served for more than 15 days in such month). The Base Quarterly Retainer shall be paid quarterly in arrears in January, April, July and October of each Calendar Year.

5.2.                              SUPPLEMENTAL QUARTERLY RETAINER.

(a)                                  Supplemental Quarterly Retainer for Committee Chairs. Any Non-Employee Director who serves as the chair of a committee of the Board shall be paid a Supplemental Quarterly Retainer, payable quarterly in arrears in January, April, July and October of each Plan Year. The amount of the Supplemental Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the Supplemental Quarterly Retainer for a full Plan Year shall be as follows:

Committee	Amount
Audit Committee	$5,000
Compensation Committee	$2,500
Nominating and Governance Committee	$2,500

A prorata Supplemental Quarterly Retainer will be paid to any Non-Employee Director who becomes the chair of a committee of the Board on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months served in such position during the quarter (with credit for a full month being given where the Non-Employee Director served in such position for more than 15 days in such month).

(b)                                 Supplemental Quarterly Retainer for Service as Lead Independent Director. In addition to the Base Quarterly Retainer and any Supplemental Quarterly Retainer for service as chair of a Board committee, the Lead Independent Director shall be paid an additional Supplemental Quarterly Retainer for service as Lead Independent Director during each Plan Year, payable at the same times as the Supplemental Quarterly Retainer is paid pursuant to Section 5.2(a). The amount of such Supplemental Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the special additional Supplemental Quarterly Retainer for the Lead Independent Director for a full Plan Year shall be $5,000. A prorata payment will be paid to any Non-Employee Director who becomes the Lead Independent Director on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months served in such position during the quarter (with credit for a full month being given where the Non-Employee Director served as Lead Independent Director for more than 15 days in such month).

5.3.                              MEETING FEES. Each Non-Employee Director shall be paid a meeting fee for each meeting of the Board or committee or for any other orientation or Company provided education session thereof he or she attends. If a Board or Committee meeting continues for two consecutive days, two meeting fees will be paid for attendance at such meeting. The amount of the meeting fees shall be established from time to time by the Board. Until changed by the Board, the meeting fee shall be $1,500 which will be paid at the same times as the Supplemental Quarterly Retainer is paid pursuant to Section 5.2(a).

5.4.                              TRAVEL EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate.

5.5                                 EDUCATION EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel and tuition expenses in connection with attendance at director educational seminars; provided that such seminars are accredited by Institutional Shareholders Services and directors shall limit these educational expenses to $5,000.00 per Plan Year.

ARTICLE 6

EQUITY COMPENSATION

6.1.                              RESTRICTED STOCK UNITS.

(a)                                  Annual Grant of Restricted Stock Units. Subject to share availability under the Omnibus Incentive Plan, on the day following the 2006 annual meeting of the Company’s stockholders, and on the day following each subsequent annual meeting of the Company’s stockholders, each Eligible Participant in service on that date will receive an award of $25,000 in value of Restricted Stock Units. The number of Restricted Stock Units so awarded to each Eligible Participant shall be determined by dividing $25,000 by the Fair Market Value of the Common Stock on the date of grant and rounding up to the nearest whole share.

(b)                                 Terms and Conditions of Restricted Stock Units. Restricted Stock Units granted under this Section 6.1 shall be subject to the terms and conditions described below and of the Omnibus Incentive Plan.

(i)                                     Crediting and Settlement of Restricted Stock Units. The Restricted Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and, to the extent then vested, shall be settled in (converted to) shares of Common Stock on the date of the Non-Employee Director’s termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each vested Restricted Stock Unit).

(ii)                                  Transfer Restrictions. The Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

(iii)                               Award Agreement. Restricted Stock Unit awards shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include a vesting schedule, and such other terms and conditions, not inconsistent with the Plan or the Omnibus Incentive Plan, as may be specified by the Compensation Committee.

(iv)                              Rights as Stockholder. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Restricted Stock Units. Upon conversion of the Restricted Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.

6.2.                              STOCK OPTIONS.

(a)                                  Annual Grant of Stock Options. Subject to share availability under the Omnibus Incentive Plan, on the day following the 2006 annual meeting of the Company’s stockholders, and on the day following each subsequent annual meeting of the Company’s stockholders, each Eligible Participant in service on that date will receive Stock Options to purchase $50,000 in value of Common Stock. The number of Stock Options so awarded to each Eligible Participant shall be determined by dividing $50,000 by the assumed average Black-Scholes value of Mirant Corporation employee and director stock options as of such Plan Year, as determined by the Compensation Committee, and rounding up to the nearest whole share.

(b)                                 Terms and Conditions of Stock Options. Stock Options granted under this Section 6.2 shall be subject to the terms and conditions described below and of the Omnibus Incentive Plan.

(i)                                     Exercise Price. The exercise price per share of a Stock Option shall be the Fair Market Value of the Common Stock on the date of grant.

(ii)                                  Option Term. Subject to earlier termination as provided herein, the Stock Option shall expire on the tenth (10th) anniversary of the date of grant.

(iii)                               Vesting. Subject to any earlier vesting under the provisions of the Omnibus Incentive Plan in the case of a Change of Control, each Stock Option granted under this Section 6.2 shall vest and become exercisable on the earlier of (A) the one year anniversary of the date of grant, or (B) the termination of the optionee’s service as a director of the Company due to his or her death or Disability (the “Vesting Date”). If the optionee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates other than due to his or her death or Disability prior to the one year anniversary of the date of grant, the optionee shall forfeit all of his or her right, title and interest in and to any unvested Stock Options as of the date of such termination from the Board.

(iv)                              Restrictions on Transfer. Stock Options granted under Section 6.2 are not assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may not be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an affiliate, or be subjected to any lien, obligation or liability of grantee to any other party other than the Company or an affiliate. Such Stock Options may be exercised, during the lifetime of the Non-Employee Director, only by the Non-Employee Director.

(v)                                 Award Agreement. Stock Options shall be evidenced by a written Award

Agreement between the Company and the Non-Employee Director, which shall include such other terms and conditions, not inconsistent with the Plan or the Omnibus Incentive Plan, as may be specified by the Compensation Committee.

(vi)                              Stockholder Rights. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Stock Options granted under the Plan. Upon exercise of the Stock Option, the optionee will obtain full voting, dividend and other rights as a stockholder of the Company with respect to such shares.

6.3.                              SPECIAL GRANTS IN FIRST PLAN YEAR.

(a)                                  Restricted Stock or Restricted Stock Units. For the first Plan Year only, each Eligible Participant was given a choice of receiving on January 13, 2006, an award of $25,000 in value of Restricted Stock or $25,000 in value of Restricted Stock Units.

(i)                                     The number of shares awarded to each Eligible Participant who elected to receive Restricted Stock was determined by dividing $25,000 by the Fair Market Value of the Common Stock on the date of grant and rounding up to the nearest whole share. Subject to any earlier vesting under the provisions of the Omnibus Incentive Plan in the case of a Change of Control, the Restricted Stock will vest and become non-forfeitable as to one-third of the shares on the first, second and third anniversaries of the date of grant, or, if earlier, upon the termination of the grantee’s service as a director of the Company due to his or her death or Disability (the period prior to such vesting date being the “Restricted Period”). During the Restricted Period, the Restricted Stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered, or be subjected to any lien, obligation or liability of the grantee. As beneficial owner of the shares, a Non-Employee Director shall have full voting, dividend and other rights as a stockholder of the Company with respect to the shares of Restricted Stock during and after the Restricted Period.

(ii)                                  The number of Restricted Stock Units awarded to each Eligible Participant who elected to receive Restricted Stock Units was determined by dividing $25,000 by the Fair Market Value of the Common Stock on the date of grant and rounding up to the nearest whole share. Subject to any earlier vesting under the provisions of the Omnibus Incentive Plan in the case of a Change of Control, these Restricted Stock Units shall vest and become non-forfeitable as to one-third of the units on the first, second and third anniversaries of the date of grant, or, if earlier, upon the termination of the grantee’s service as a director of the Company due to his or her death or Disability. Such Restricted Stock Units were credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee

Director and, to the extent then vested, shall be settled in (converted to) shares of Common Stock on the date of the Non-Employee Director’s termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each vested Restricted Stock Unit). The Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

(b)                                 Stock Options. For the first Plan Year only, each Eligible Participant received an award of $50,000 in value of Stock Options on January 13, 2006. The number of such Stock Options was determined as provided in Section 6.2(a) above and the Stock Options have the same terms and conditions as described in Section 6.2(b) above, except that, subject to any earlier vesting under the provisions of the Omnibus Incentive Plan in the case of a Change in Control, the such Stock Options will vest and become exercisable as to one-third of the shares on the first, second and third anniversaries of the date of grant or, if earlier, the termination of the optionee’s service as a director of the Company due to his or her death or Disability.

ARTICLE 7

DEFERRAL OF COMPENSATION

7.1.                              ELECTION TO DEFER UNDER THE MIRANT CORPORATION DEFERRED COMPENSATION PLAN.

(a)                                  Annual Election to Defer.      A Non-Employee Director may elect to defer (i) any portion of his or her Base Quarterly Retainer, (ii) any portion of his or her Supplemental Quarterly Retainer for service as a Committee Chair, (iii) any portion of his or her Supplemental Quarterly Retainer for service as Lead Independent Director, and (iv) any portion of his or her meeting fees pursuant to the Mirant Corporation Deferred Compensation Plan. A Non-Employee Director who wishes to defer compensation under this Section 7.1 must irrevocably elect to do so by delivering a valid Election Form (which delivery may be by electronic or other means approved by the Corporate Secretary) by the December 31 preceding the commencement of the applicable Calendar Year (or within 30 days after a Non-Employee Director first joins the Board). For example, in order to defer compensation payable for the Calendar Year beginning January 1, 2007, the Election Form must be received on or before December 31, 2006. A Non-Employee Director’s participation in this Section 7.1 of the Plan will be effective as of the first day of the quarter beginning after the Non-Employee Director’s Election Form has been effectively delivered (or immediately, in the case of a Non-Employee Director making such election within 30 days after first joining the Board). The deferral Election Form delivered by the Non-Employee Director will become irrevocable as of December 31 for the coming Calendar Year (or immediately when made, in the case of a Non-

Employee Director making such election within 30 days after first joining the Board).

(b)                                 Deferral of Compensation for 2006. For 2006, each Eligible Participant was allowed to defer the items listed in Section 7.1(a) (i), (ii), (iii), and (iv) above pursuant to the Mirant Corporation Deferred Compensation Plan by irrevocably electing to do so by delivering a valid Election Form by March 31, 2006. A Non-Employee Directors’ deferral for 2006 was effective as of April 1, 2006 for the remainder of 2006.

(c)                                  Deferral Election. If an Eligible Participant fails to deliver a new Deferral Election prior to December 31 of a Calendar Year indicating an election to change or cease deferrals for the next Calendar Year, the Deferral Election in effect during the current Calendar Year shall become irrevocable as of December 31 of that year and continue in effect during the next Calendar Year.

ARTICLE 8

AMENDMENT, MODIFICATION AND TERMINATION

8.1.                              AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Compensation Committee may terminate or suspend the Plan at any time, without stockholder approval. The Board or the Compensation Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board or Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 9.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director’s rights under an award granted prior thereto.

ARTICLE 9

GENERAL PROVISIONS

9.1.                              ADJUSTMENTS. The adjustment provisions of the Omnibus Incentive Plan shall apply with respect to awards of Restricted Stock, Stock Options and Restricted Stock Units outstanding or to be granted pursuant to this Plan.

9.2.                              DURATION OF THE PLAN. The Plan shall remain in effect through the Plan Year ending in 2015, unless terminated earlier by the Board or the Compensation Committee.

9.3.                              EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

9.4.                              STATUS OF THE PLAN. The provisions of Article 7 of the Plan are intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Restricted Stock Units granted under the Plan. No right or interest in the Restricted Stock Units shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

9.5.                              EFFECTIVE DATE. The Plan was originally adopted by the Compensation Committee on May 8, 2006, to be effective as of January 3, 2006.

MIRANT CORPORATION

By:
Elizabeth B. Chandler
Vice President, Assistant General Counsel and Secretary